UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported)   October 23, 2001
                                                            -----------------
                                                            (October 23, 2001)
                                                            -----------------



                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


           New Mexico                Commission                85-0019030
----------------------------                             -----------------------
(State or Other Jurisdiction     File Number 1-6986         (I.R.S. Employer
      of Incorporation)                                  Identification) Number)



             Alvarado Square, Albuquerque, New Mexico    87158
             ----------------------------------------    -----
             (Address of principal executive offices)  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)



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Item 9.  Regulation FD Disclosure

The following is a press release issued by the Company on October 23, 2001 and is being filed herewith as a Regulation FD Disclosure.

              PNM Hosts Third Quarter 2001 Earnings Conference Call

Albuquerque, N.M., October 23, 2001 -- PNM, Public Service Company of New Mexico (NYSE:PNM), today announced the company will host a conference call on Thursday, October 25 at 9:00 AM (ET) to discuss PNM's third quarter 2001 earnings results. Speaking on the call will be Jeff Sterba, Chairman, President and Chief Executive Officer of PNM.

Interested participants should call 1-973-694-2225 after 8:45 AM (ET). The call will also be broadcast live over the Internet, which can be accessed from a link on PNM's home page at www.pnm.com.

PNM is a combined electric and gas utility serving approximately 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM stock is traded primarily on the NYSE under the symbol PNM.

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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                   (Registrant)


Date:  October 23, 2001                          /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)


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